EXHIBIT 3.1

    FILED #C-26117-99
       OCT 20 1999
    IN THE OFFICE OF
      DEAN HELLER
    SECRETARY OF STATE

                            ARTICLES OF INCORPORATION
                                       OF
                     MAJOR LEAGUE COMMUNICATIONS CORPORATION


         FIRST:          The name of this corporation is:

                     MAJOR LEAGUE COMMUNICATIONS CORPORATION

         SECOND:         Its principal office in the State of Nevada  is located
at 1971 California Street, Carson City, Nevada, 89701. The name and address of its resident agent is Richard S. Staub, at the above address.

         THIRD:       The nature of the business or objects or purposes proposed may be organized under General Corporation Law of the State of Nevada;

                       To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

         FOURTH:       The total authorized  capital stock of the corporation is
Fifty Million (50,000,000) Shares with a Par Value of One Thousandth Dollar (.001) per share.

         FIFTH:        The  governing board of this corporation  shall  be known
as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced less than two unless there is less than two stockholders:

The name and post office address of the first board of directors, which shall be two in number, is as follows:

         NAME                 POST OFFICE ADDRESS

         KERWIN BURNS         27032 NORTH WOLF CREEK TRAIL, SUITE 17
                              VALENCIA, CA 91354

         KENDALL BURNS        27032 NORTH WOLF CREEK TRAIL, SUITE 17
                              VALENCIA, CA 91354

         SIXTH:          The capital stock, after the amount of the subscription
price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

         SEVENTH:      The  name  and  address of  the incorporator  signing the
articles of incorporation is as follows:

         NAME                POST OFFICE ADDRESS

         Warren J. Soloski   429 Santa Monica Blvd. Suite 510, Santa Monica, CA
                             90401

         EIGHTH:          The corporation is to have perpetual existence.

         NINTH:        In  furtherance  and  not in  limitation  of  the  powers
conferred by statute, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

         TENTH:        Meetings of stockholders may be held outside of the State
of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

         ELEVENTH:     Directors,  officers and shareholders of this corporation
shall not be personally liable for damages for breach of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud.

         TWELFTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

      I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of September, 1999.


                                          /s/ Warren J. Soloski
                                          --------------------------------
                                             Warren J. Soloski

STATE OF CALIFORNIA           )
                                   SS
COUNTY OF LOS ANGELES         )

     On this 30th day of September, 1999, before me a Notary Public, personally appeared, Warren J. Soloski, who severally acknowledged that he executed the above instrument.

                                                         /s/ Toni Gales
                                                      -------------------
         (Notary Stamp)
           Toni Gales
      Commission #1160800
    Notary Public-California
      Los Angeles County
   My Comm. Expires Nov 7,2001

                                                     FILED #C-26117-99
                                                        OCT 20 1999
                                                     IN THE OFFICE OF
                                                        DEAN HELLER
                                                     SECRETARY OF STATE



                            CERTIFICATE OF ACCEPTANCE

                                       OF

                          APPOINTMENT OF RESIDENT AGENT

     I, Richard S. Staub, Authorized Registered Agent, on behalf of Corporation Service Company hereby accepts appointment as Resident Agent of the above-named corporation.

                                      October 20th  1999

/s/ Richard Staub
--------------------------
Authorized Registered Agent